UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                    FORM 8-K
                                 CURRENT REPORT

                       Pursuant to Section 13 or 15(d) of
                       the Securities Exchange Act of 1934


         Date of Report (Date of earliest event reported): June 28, 2005


                               ASB HOLDING COMPANY
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             (Exact name of Registrant as specified in its Charter)


         United States                0-31789                    56-2317250
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(State or other jurisdiction        (Commission                (IRS Employer
of incorporation)                   File Number)             Identification No.)


365 Broad Street, Bloomfield, New Jersey                            07003
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(Address of principal executive offices)                          (Zip Code)

       Registrant's telephone number, including area code: (973) 748-3600
                                                           --------------

                                 Not Applicable
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          (Former name or former address, if changed since last Report)

         Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

     [ ]  Written communications  pursuant to Rule 425 under the  Securities Act
     [ ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act
     [ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act
     [ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act

Item 1.01         Entry into a Material Definitive Agreement.

On June 28, 2005, the Board of Directors of the Registrant approved a new fee structure for non-employee director compensation. Commencing July 1, 2005, the Registrant's directors will receive a fee of $500 for each regular and special meeting attended. Previously no meeting fee was paid for meetings of the Registrant's Board. The annual retainer paid to the Registrant's directors continues to be $2,500. Commencing July 1, 2005, members of the audit committee will receive a fee of $750 for each audit committee meeting attended. Previously fees were not paid for attendance at meetings of any Board committees.

On June 28, 2005, the Board of Directors of the Registrant's wholly-owned subsidiary, American Bank of New Jersey (the "Bank"), approved the following changes for compensation to Bank directors. The Bank directors' annual retainer is reduced to $8,000 from $25,000 as of July 1, 2005.The fee for each regular and special meeting attended is increased to $1,000 from $225 as of July 1, 2005. Each director of the Registrant also serves as a director of the Bank.

The Board of the Bank also approved amendments to an existing Directors Consultation and Retirement Plan ("Plan"). The Plan, as amended, provides that director retirement benefits will be calculated based upon director compensation paid by both the Registrant and the Bank. Such benefits will be based upon the sum of annual retainers paid by both the Registrant and the Bank and fees paid for attendance at regular board meetings of the Registrant and the Bank. Previously, such retirement benefits were based upon only the annual retainer paid by the Bank. In addition, benefits shall be payable for the life of the retired director, but in no event for a period of less than 144 months. Previously, benefits were payable for 144 months. As a result of this plan amendment, the Registrant will recognize an after-tax financial reporting expense of approximately $267,000 for the quarter ended June 30, 2005. Ongoing annual after-tax expenses are anticipated to increase by approximately $24,000 in the next fiscal year and approximately $7,000 per year thereafter.

The foregoing information in this Form 8-K contains forward-looking statements concerning the anticipated future cost of the Directors' Consultation and Retirement Plan. The Registrant cautions that such statements are subject to a number of uncertainties and the actual cost could differ materially, and, therefore, readers should not place undue reliance on such forward-looking statements. The Registrant does not undertake, and specifically disclaims, any obligation to update any forward-looking statement, whether written or oral, that may be made from time to time by or on behalf of the Registrant.

                                   SIGNATURES


         Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned hereunto duly authorized.


                                       ASB HOLDING COMPANY


Date: July 1, 2005                     By: /s/Fred G. Kowal
                                           -------------------------------------
                                           Fred G. Kowal
                                           President and Chief Operating Officer